UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 11, 2014
LIPOSCIENCE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35792	56-1879288
(Commission File No.)	(IRS Employer Identification No.)

2500 Sumner Boulevard
Raleigh, NC 27616
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (919) 212-1999
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 11, 2014, LipoScience, Inc. (the “Company”) held its 2014 annual meeting of stockholders (the “Annual Meeting”) in Raleigh, North Carolina. Of the 15,244,622 shares outstanding as of the record date of April 17, 2014, 12,473,921 shares, or 81.83%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal 1 — Election of Directors.

The following three Class II directors were elected to serve for three-year terms until the 2017 annual meeting of stockholders and until their respective successors are elected and qualified, with the votes cast as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Howard B. Doran	8,042,383	85,799	4,345,739
Daniel J. Levangie	8,040,906	87,276	4,345,739
Joseph S. Zakrzewski	8,040,606	87,576	4,345,739

Proposal 2 — Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The Company's stockholders ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014, with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
12,437,310	30,531	6,080	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2014

LIPOSCIENCE, INC.

By:	/s/ KATHRYN F. TWIDDY
Kathryn F. Twiddy
Vice President, General Counsel and Corporate Secretary

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